 Exhibit 99-8(bb): Amendment to Participation Agreement by and among Portfolio Partners, Inc., Aetna Life Insurance and Annuity Company, Aetna Investment
               Services, LLC and ReliaStar Life Insurance Company


                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                            PORTFOLIO PARTNERS, INC.,

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY,

                         AETNA INVESTMENT SERVICES, LLC

                                       AND

                        RELIASTAR LIFE INSURANCE COMPANY

         This Amendment is dated as of the 26th day of March , 2002 by and between Portfolio Partners, Inc. (to be renamed ING Partners, Inc. effective May 1, 2002) (the "Fund"), Aetna Life Insurance and Annuity Company (to be renamed ING Life Insurance and Annuity Company effective May 1, 2002) (the "Adviser"), Aetna Investment Services, LLC (to be renamed ING Financial Advisers, LLC, effective May 1, 2002) (the "Distributor") and Reliastar Life Insurance Company (the "Company") (collectively, the "Parties").

         WHEREAS, the Parties entered into a Participation Agreement on December 6, 2001 (the "Agreement");

         WHEREAS, the Parties desire to amend said Agreement in the manner hereinafter set forth;

         NOW THEREFORE, the parties hereby amend the Agreement in the following form:

         1. By replacing the existing Schedule A with the Schedule A attached hereto.

         2. By replacing the existing Schedule B with the Schedule B attached hereto.

         3. All of the other provisions contained in the Agreement shall remain in full force and effect.



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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                               Portfolio Partners, Inc.

                               By:      /s/  Laurie M. Tillinghast
                                      ------------------------------------------
                               Name:    Laurie M. Tillinghast
                               Title:   President

                               Aetna Life Insurance and Annuity Company

                               By:      /s/  Laurie M. Tillinghast
                                      ------------------------------------------
                               Name:    Laurie M. Tillinghast
                               Title:   Vice President

                               Aetna Investment Services, LLC

                               By:      /s/  Ethel K. Pippin
                                      ------------------------------------------
                               Name:    Ethel K. Pippin
                               Title:   Vice President

                               Reliastar Life Insurance Company

                               By:      /s/  Brian J. Murphy
                                      ------------------------------------------
                               Name:    Brian J. Murphy
                               Title:   Vice President



                                       2
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                                   SCHEDULE A

                     Reliastar Life Insurance Company Separate Account One Reliastar Life Insurance Company Separate Account Three Reliastar Select*Life Variable Account



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                                   SCHEDULE B

                            PORTFOLIO PARTNERS, INC.
                              DESIGNATED PORTFOLIOS

Alger Growth Portfolio -- Initial, Adviser and Service classes

Alger Aggressive Growth Portfolio   -- Initial, Adviser and Service classes

American Century Small Cap Value Portfolio -- Initial, Adviser and Service classes

Baron Small Cap Growth Portfolio   -- Initial, Adviser and Service classes

Brinson Tactical Asset Allocation Portfolio -- Initial, Adviser and Service classes

DSI Enhanced Index Portfolio -- Initial, Adviser and Service classes

Goldman Sachs(R)Capital Growth Portfolio -- Initial, Adviser and Service classes

JPMorgan Mid Cap Value Portfolio -- Initial, Adviser and Service classes

MFS Capital Opportunities Portfolio -- Initial, Adviser and Service classes

MFS Emerging Equities Portfolio -- Initial, Adviser and Service classes

MFS Global Growth Portfolio -- Initial, Adviser and Service classes

MFS Research Portfolio -- Initial, Adviser and Service classes

OpCap Balanced Value Portfolio -- Initial, Adviser and Service classes

PIMCO Total Return Portfolio -- Initial, Adviser and Service classes

Salomon Brothers Investors Value Portfolio -- Initial, Adviser and Service classes

Salomon Brothers Capital Portfolio -- Initial, Adviser and Service classes

Scudder International Growth Portfolio -- Initial, Adviser and Service classes

T. Rowe Price Growth Equity Portfolio -- Initial, Adviser and Service classes

Van Kampen Comstock Portfolio -- Initial, Adviser and Service classes

--------
*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.